UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 21, 2022 the Compensation Committee of the Board of Directors (the “Board”) of Outlook Therapeutics, Inc. (the “Company”) recommended the terms of a bonus for C. Russell Trenary III, the Company’s President and Chief Executive Officer, in recognition of achievement of certain pre-defined targets for fiscal year 2021. Mr. Trenary was determined to have achieved 100% of his targets and was awarded a bonus of $195,462 in cash. Including Mr. Trenary’s $195,462 of non-equity incentive plan compensation earned in 2021, his new total compensation earned for fiscal 2021 was $7,651,074.

Additionally, the Compensation Committee of the Board approved the terms of a bonus for Lawrence A. Kenyon, the Company’s Chief Financial Officer, Treasurer and Secretary, in recognition of achievement of certain pre-defined targets for fiscal year 2021. Mr. Kenyon was determined to have achieved 100% of his targets and was awarded a bonus of $212,500 in cash. Including Mr. Kenyon’s $212,500 of non-equity incentive plan compensation earned in 2021, his new total compensation earned for fiscal 2021 was $2,669,214 (after adjusting for Mr. Kenyon's 2020 bonus of $212,500, which was inadvertently incorrectly reported as 2021 bonus compensation in the summary compensation table of the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 27, 2022 (the “Proxy Statement”)).

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 23, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting was held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s Proxy Statement. Of the 224,260,602 shares of the Company’s common stock outstanding as of the record date, 179,393,347 shares, or approximately 80% were present or represented by proxy at the Annual Meeting.

The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each such matter.

Proposal 1. Stockholders elected each of the following nominees to serve as Class III directors on the Company’s Board until the Company’s 2025 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The voting results for such nominees were as follows:

Director Name	Votes For	Votes Withheld	Broker Non- Votes
Ralph H. “Randy” Thurman	114,327,109	14,927,167	49,945,380
C. Russell Trenary III	128,908,580	522,883	49,945,380
Julian Gangolli	123,157,217	3,408,186	49,945,380

Proposal 2. Stockholders ratified the selection by the Audit Committee of the Board of KPMG, LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2022. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
177,379,596	505,431	1,508,320	0

Proposal 3. Stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
115,767,737	13,300,808	379,422	49,945,380

Proposal 4. Stockholders voted for one year in a non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. The voting results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non- Votes
127,863,902	498,242	706,431	379,392	49,945,380

As a result of the shareholder advisory vote and other factors, the Company will hold future non-binding advisory votes on the compensation of the named executive officers every year, until the next non-binding advisory vote on the frequency of such votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: March 25, 2022	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer